GREIF BROS. CORPORATION
                     621 PENNSYLVANIA AVENUE
                       DELAWARE, OHIO 43015


             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To the Class B Stockholders of
GREIF BROS. CORPORATION:

     The Annual Meeting of the Stockholders of Greif Bros. Corporation will be held at the principal office of the Company, 1209 Orange Street, Wilmington, Delaware, on the 27th day of February, 1996, at 10:00 o'clock A.M., E.S.T., for the following purposes.

     1. Increase the number of directors from seven to a maximum of eleven by a proposed amendment to the Greif Bros.
          Corporation By-Laws. (The Management of the Corporation recommends a vote FOR this proposal.);

     2.   To elect directors to serve for a one year term.  (The
          Management of the Corporation recommends that you vote FOR the eleven nominees named in the Proxy Statement.); and

     3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only Stockholders of record of the Class B Common Stock at the close of business on February 6, 1996, will be entitled notice of and to vote at this meeting.

     Whether or not you plan to attend the meeting, we hope that you will sign the enclosed form of proxy and return it promptly in the enclosed envelope. This will not limit your right to vote in person at the meeting.



                                             John P. Conroy
                                             Secretary

January 26, 1996


                     GREIF BROS. CORPORATION
                         PROXY STATEMENT

   ANNUAL MEETING OF STOCKHOLDERS TO BE HELD FEBRUARY 27, 1996


To the Class B Stockholders of Greif Bros. Corporation:

     This Proxy Statement is furnished to the Class B Stockholders of Greif Bros. Corporation in connection with the solicitation by Management of proxies that will be used at the Annual Meeting scheduled to be held on February 27, 1996 at 10:00 A.M., E.S.T., at its principal office, 1209 Orange Street, Wilmington, Delaware. It is anticipated that this Proxy Statement and Proxy Form will first be sent to the Class B Shareholders on or about February 6, 1996.

     At the meeting, the Class B Stockholders will vote upon: (1) increasing the number of directors from seven to a maximum of eleven; (2) the election of directors; and (3) such other business as may properly come before the meeting or any and all adjournments.


               PROPOSAL NO. 1 - NUMBER OF DIRECTORS

      Increase the Number of Directors From Seven to Eleven

     The following amended paragraph to the By-Laws of the Corporation, if adopted, will substitute for the corresponding paragraph of the By-Laws:

          That the By-Laws be changed to increase the number of directors from seven to a maximum of eleven and the relevant sentence in Paragraph 12 of the Greif Bros. Corporation By-Laws to read as follows: "The property and business of this corporation shall be managed by its board of directors, up to eleven in number." All other passages of this paragraph shall remain in effect.

                  Reason for Proposed Amendment

     In the opinion of the Board of Directors, it would be in the best interest of Greif Bros. Corporation to increase the Board by up to four additional outside directors at the present time.

                   Recommendation of Management

     The Management of the Corporation recommends a vote FOR this proposal.


              PROPOSAL NO. 2 - ELECTION OF DIRECTORS

           Elect Directors to Serve For a One Year Term

     Michael J. Gasser, Charles R. Chandler, Naomi C. Dempsey, Allan Hull, Robert C. Macauley, William B. Sparks, Jr. and J Maurice Struchen are currently directors of the Corporation and have served continuously since their first election or appointment. ___________________________________
and ________________ are being nominated to serve as outside directors.

[Note: Two to four additional names will be included along with their biographies prior to submission of the definitive Proxy Statement to the Securities and Exchange Commission and sending to the Class B Stockholders.]

     If any nominee is unable to accept the office of director, or will not serve, which is not anticipated, the Board may choose another nominee, and the shares represented by the proxies will be voted for that nominee.

                      Directors' Biographies

MICHAEL J. GASSER, 44, director since 1991. He is Chairman of the Board of Directors and Chief Executive Officer. He has been an officer of the Corporation since 1988. He is a member of the Executive and Finance Committees.

CHARLES R. CHANDLER, 60, director since 1987. He is President and Chief Operating Officer of Virginia Fibre Corporation, a wholly-owned subsidiary of the Corporation. He is a member of the Executive and Audit Committees.

NAOMI C. DEMPSEY, 79, director since 1995. She is a member of the Compensation, Stock Option and Audit Committees.

ALLAN HULL, 82, director since 1947. He is a Vice President and General Counsel. He has been an officer of the Corporation since 1964. In addition, he is a partner and practicing attorney with Hull and Hull, Legal Counsel, Cleveland, Ohio. He is a member of the Executive Committee.

ROBERT C. MACAULEY, 72, director since 1979. He is the Chief Executive Officer of Virginia Fibre Corporation, a wholly-owned subsidiary of the Corporation. He is a member of the Compensation Committee. He is also a director for W.R. Grace & Co.

WILLIAM B. SPARKS, JR., 54, director since 1995. He is President and Chief Operating Officer. He has been an officer of the Corporation since 1995. He is a member of the Executive and Finance Committees.

J MAURICE STRUCHEN, 75, director since 1993. He is a retired former Chairman and Chief Executive Office of Society Corporation. He is a member of the Compensation, Stock Option and Audit Committees. He is also a director of Forest City Enterprises, Inc.























                   Recommendation of Management

     The Management of the Corporation recommends that you vote FOR the nominees listed above.

        Number of Outstanding Securities Entitled to Vote:
            Class B Common Stock --- 12,001,793 Shares

     The outstanding Class B Common Stock without par value of the Corporation, excluding 5,278,207 treasury shares, consisted of 12,001,793 shares on the 26th day of January, 1996. Each outstanding share is entitled to one vote which may be given in person or by proxy authorized in writing.

     Directors are elected by a plurality of the votes cast. Stockholders may not cumulate their votes. The eleven candidates receiving the highest number of votes will be elected.

     In the tabulating of votes, abstentions and broker non-votes will be disregarded and have no effect on the outcome of the vote.

                   Record Date February 6, 1996

     Only Class B Stockholders of record as of the close of business on February 6, 1996 will be entitled to vote. Treasury shares will not be voted.

                  Security Ownership of Certain
                 Beneficial Owners and Management

     The following ownership is as of January 26, 1996:
                        Class of Type of       Number of   Percent
  Name and Address      stock    ownership     shares      of class
Naomi C. Dempsey        Class B  Record and    6,043,236   50.35%
782 W. Orange Road               Beneficially
Delaware, Ohio

Naomi C. Dempsey,
  Trustee               Class B  See (1) below 1,663,040   13.86%

John C. Dempsey         Class B  Record and      480,000    4.00%
621 Pennsylvania Avenue          Beneficially
Delaware, Ohio

Robert C. Macauley      Class B  Record and    1,200,000   10.00%
161 Cherry Street                Beneficially
New Canaan, Connecticut

(1) Held by Naomi C. Dempsey as successor trustee in the Naomi A. Coyle Trust. John C. Dempsey is the present beneficial owner of these shares.

       The following information regarding directors is as of January 26,
1996:
                                      Title and Percent of Class
      Name                               Class A      %
Charles R. Chandler                        400       -0-%

Naomi C. Dempsey                           -0-       -0-%

Michael J. Gasser                          -0-       -0-%

Allan Hull                                 -0-       -0-%

Robert C. Macauley                         -0-       -0-%

William B. Sparks, Jr.                   1,086      0.01%

J Maurice Struchen                         -0-       -0-%

                                      Title and Percent of Class
      Name                               Class B      %
Charles R. Chandler                      4,000      0.03%

Naomi C. Dempsey                     7,706,276     64.21%

Michael J. Gasser                       11,798      0.10%

Allan Hull                             149,600      1.25%

Robert C. Macauley                   1,200,000     10.00%

William B. Sparks, Jr.                   6,248      0.05%

J Maurice Struchen                       7,400      0.06%



      In addition to the above referenced shares, Messrs. Gasser, Hull and Baker serve as Trustees of the Greif Bros. Corporation Employees' Retirement Income Plan, which holds 123,752 shares of Class A Common Stock and 76,880 shares of Class B Common Stock. Messrs. Conroy, Hull and Ratcliffe serve as Trustees for the Greif Bros. Corporation Retirement Plan for Certain Hourly Employees, which holds 3,475 shares of Class B Common Stock. The Trustees of these plans, accordingly, share voting power in these shares.

      The Class A Common Stock has no voting power, except when four quarterly cumulative dividends upon the Class A Common Stock are in arrears.

      Each class of the following equity securities are owned or controlled by management (i.e. all Directors and Officers) as of January 26, 1996:

          Title of                   Amount              Percent
          class of stock        beneficially owned      of class
          Class A                     10,108               0.09%
          Class B                  9,211,736              76.75%

                      Executive Compensation

       The following table sets forth the compensation for the three years ended October 31, 1995 for each of the named executive officers.
                                                                         Number
                                                                         of
                                                      Deferred           Stock
                                                      Compensa-  All     Options
Name and Position              Year Salary   Bonus    tion       Other   Granted
Michael J. Gasser              1995 $205,615 $166,841                     30,000
Chairman
Chief Executive Officer        1994 $143,166  $99,999

                               1993 $110,040  $35,000


Charles R. Chandler            1995 $433,803 $111,977 $236,537   $219,807 10,000
Director
President and Chief            1994 $414,421  $94,952 $218,411    $52,794
Operating Officer of
Virginia Fibre Corporation     1993 $423,308 $126,013 $201,670    $21,294


Robert C. Macauley             1995 $316,500 $106,065  $56,222 $1,873,470
Director
Chief Executive Officer of     1994 $356,750  $90,172  $40,593   $445,410
Virginia Fibre Corporation
                               1993 $353,550 $104,782  $33,990   $146,520


John P. Berg                   1995 $146,304 $103,416                     10,000
President Emeritus
                               1994 $140,004  $93,844

                               1993 $132,766  $88,532


William B. Sparks, Jr.         1995 $173,048 $105,000                     20,000
Director
President and Chief            1994 $140,616  $53,000
Operating Officer
                               1993 $134,568  $48,500


       For many years, the Board of Directors has voted bonuses to employees, acting within its complete discretion, based upon the progress of the Corporation, and upon the contributions of the particular employees to that progress, and upon individual merit, which determines, in the action of the Board, the bonus a specific employee may receive, if any.

       Mr. Michael J. Gasser, Chairman and Chief Executive Officer, on November 1, 1995, entered into an employment agreement with Greif Bros. Corporation principally providing for (a) the employment of Mr. Gasser as Chairman and Chief Executive Officer for a term of 15 years; (b) the right of Mr. Gasser to extend his employment on a year-to-year basis until he reaches the age of 65;
(c) the agreement of Mr. Gasser to devote all of his time, attention, skill and effort to the performance of his duties as an officer and employee of Greif Bros. Corporation, and; (d) the fixing of the minimum basic salary during such period of employment to the current year's salary plus any additional raises authorized by the Board of Directors within two fiscal years following October 31, 1995.

       Mr. William B. Sparks, Jr., President and Chief Operating Officer, on November 1, 1995, entered into an employment agreement with Greif Bros. Corporation principally providing for (a) the employment of Mr. Sparks as President and Chief Operating Officer for a term of 11 years; (b) the agreement of Mr. Sparks to devote all of his time, attention, skill and effort to the performance of his duties as an officer and employee of Greif Bros. Corporation, and; (c) the fixing of the minimum basic salary during such period of employment to the current year's salary plus any additional raises authorized by the Board of Directors within two fiscal years following
October 31, 1995.

       Mr. Charles R. Chandler, President and Chief Operating Officer of Virginia Fibre Corporation, on August 1, 1986, entered into an employment agreement with Virginia Fibre Corporation, principally providing for (a) the employment of Mr. Chandler as President and Chief Operating Officer for a term of 15 years, (b) the agreement of Mr. Chandler to devote all of his time, attention, skill and effort to the performance of his duties as an officer and employee of Virginia Fibre Corporation, and (c) the fixing of minimum basic salary during such period of employment at $150,000 per year. During the 1988 fiscal year the employment contract of Mr. Chandler was amended to increase the minimum basic salary during the remainder of the employment period to $275,000 per year. During the 1992 fiscal year, the employment contract with Mr. Chandler was amended to give Mr. Chandler the right to extend his employment beyond the original term for up to 5 additional years.

       Mr. Robert C. Macauley, Chairman and Chief Executive Officer of Virginia Fibre Corporation, on August 1, 1986, entered into an employment agreement with Virginia Fibre Corporation, principally providing for (a) the employment of Mr. Macauley as Chairman and Chief Executive Officer for a term of 10 years,
(b) the agreement of Mr. Macauley to devote his time, attention, skill and effort to the performance of his duties as an officer and employee of Virginia Fibre Corporation, and (c) the fixing of minimum basic salary during such period of employment at $175,000 per year. During the 1992 fiscal year, the employment contract with Mr. Macauley was amended to increase the original term to 18 years and to increase the minimum basic salary during the remainder of the employment period to $275,000 per year.

       Effective during fiscal 1993, no Directors' fees are paid to Directors who are full-time employees of the Company or its subsidiary companies. Directors who are not employees of the Company receive $20,000 per year plus $1,000 for each audit, compensation and stock option meeting that they attend.

       Supplemental to the pension benefits, Virginia Fibre Corporation has deferred compensation contracts with Robert C. Macauley and Charles R. Chandler. These contracts are designed to supplement the Company's defined benefit pension plan only if the executive retires under such pension plan at or after age 65, or if the executive becomes permanently disabled before attaining age 65. No benefit is paid to the executive under this contract if death precedes retirement. The deferred compensation is payable to the executive or his spouse for a total period of 15 years.

       Under the above Deferred Compensation Contracts, the annual amounts payable to the executive or his surviving spouse are diminished by the amounts receivable under the Virginia Fibre Corporation's defined benefit pension plan. Mr. Macauley's estimated accrued benefit from the Deferred Compensation Contract is $85,502 per year for 10 years and $57,001 per year for an additional 5 years. Mr. Chandler's estimated accrued benefit from the Deferred Compensation Contract is $202,137 per year for 10 years and $134,758 per year for an additional 5 years.

       The dollar amount in the all other category is the compensation attributable to the 1991 Virginia Fibre Corporation stock option plan to certain key Virginia Fibre Corporation employees. This amount is the difference between the option price and the value attributable to the stock based upon the performance of Virginia Fibre Corporation.

       During 1995, the Company adopted an Incentive Stock Option Plan which provides the granting of incentive stock options to key employees and non-statutory options for non-employees. The aggregate number of the Company's Class A Common Stock which options may be granted shall not exceed 1,000,000 shares. Under the terms of the Plan, options are granted at exercise prices equal to the market value on the date the options are granted and become exercisable after two years from the date of grant.

       The following table sets forth certain information with respect to options to purchase Class A Common Stock granted during the year ended
October 31, 1995 to each of the named executive officers.

                                                     OPTION GRANTS TABLE
                                                   Potential Net Realizable
                                                   Value at Assumed
                                                        Annual Rates of Stock
                                                        Price Appreciation for
                          Individual Grants             Option Term (2)
                                  % of Total
                                  Options
                                  Granted to
                     Number of    Employees  Exercise
                      Options     in Fiscal  Price Per Expiration
    Name             Granted (1)  Year       Share     Date     5%       10%
Michael J. Gasser      30,000          15%   $26.19 04/17/05 $494,123 $1,252,203
Charles R. Chandler    10,000           5%   $26.19 04/17/05 $164,708   $417,401
Robert C. Macauley        -0-         -0-%      N/A      N/A      N/A        N/A
John P. Berg           10,000           5%   $26.19 04/17/05 $164,708   $417,401
William B. Sparks, Jr. 20,000          10%   $26.19 04/17/05 $329,415   $834,802

(1) The options granted are first exercisable on April 17, 1997.

(2) The values shown are based on the indicated assumed rates of appreciation
compounded annually.   Actual gains realized, if any, are based on
the performance of the Class A Common Stock. There is no assurance that the values shown will be achieved.

       The following table sets forth certain information with respect to the exercise of options to purchase Class A Common Stock during the year ended
October 31, 1995, and the unexercised options held and the value thereof at that date, by each of the named executive officers:


                AGGREGATE OPTION EXERCISES AND FISCAL
                    YEAR-END OPTION VALUES TABLE
                                  Value     Number of Unexer-  Value of In-The-
                     Shares     Realized    cised Options Held Money Options
                    Acquired       upon     at Year-End        Held at Year-End
   Name            on Exercise   Exercise   Exer-   Unexer-   Exer-    Unexer-
                                            cisable cisable   cisable  cisable
Michael J. Gasser          -0-       $-0-       -0-  30,000      $-0-     $-0-
Charles R. Chandler        -0-       $-0-       -0-  10,000      $-0-     $-0-
Robert C. Macauley         -0-       $-0-       -0-     -0-      $-0-     $-0-
John P. Berg               -0-       $-0-       -0-  10,000      $-0-     $-0-
William B. Sparks, Jr.     -0-       $-0-       -0-  20,000      $-0-     $-0-

       In 1991, the shareholders of Virginia Fibre Corporation granted non-incentive (as defined in the Internal Revenue Code) stock options to Mr. Robert C. Macauley to purchase up to 135,000 shares of common stock of Virginia Fibre Corporation at a price of $31.26 per share. The options are exercisable for a period of 15 years from the date of the grant.

       In addition to the above, Mr. Macauley and Mr. Charles R. Chandler were granted incentive stock options to purchase shares of Virginia Fibre Corporation stock. Mr. Macauley has the option to purchase up to 15,000 shares of Virginia Fibre Corporation stock at an option price, $35.00, which was not less than 110% of the fair market value of such stock at the time the
options were granted.   Mr. Chandler has the option to purchase up to 22,050
shares of Virginia Fibre Corporation stock at a price of $31.26 per share. The options are exercisable for a period of 10 years from the date of grant.

       No options were exercised during 1995, 1994 or 1993 by Mr. Macauley or Mr. Chandler.

                   DEFINED BENEFIT PENSION TABLE
                              Annual Benefit for Years of Service

   Remuneration         15              20                25             30
   $375,000          $26,250         $35,000           $43,750        $52,500

   $270,000          $26,250         $35,000           $43,750        $52,500

   $200,000          $26,250         $35,000           $43,750        $52,500

   $140,000          $24,500         $32,667           $40,833        $49,000


Name of individual                  Remuneration used       Estimated
  or number of     Credited Years   for Calculation of  annual benefits
 persons in group   of service       Annual Benefit    under retirement plan
Michael J. Gasser         16              $253,554          $28,000

John P. Berg              38              $234,955          $52,500

William B. Sparks, Jr      1              $235,400           $1,750

Charles R. Chandler       23              $209,224          $48,122

Robert C. Macauley        23              $209,224          $48,122

       The registrant's pension plan is a defined benefit pension plan with benefits based upon the average of the three consecutive highest-paying years of total compensation and upon years of credited service up to 30 years.

       The annual retirement benefits under the defined benefit pension plan of the registrant's subsidiary, Virginia Fibre Corporation, are calculated at 1% per year based upon the average of the five highest out of the last ten years of salary compensation.

       None of the pension benefits described in this item are subject to offset because of the receipt of Social Security benefits or otherwise.

       The annual compensation for Mr. Macauley and Mr. Chandler is reviewed annually by the compensation committee of the Board of Directors of Virginia Fibre Corporation, made up of primarily outside members of that Board and is based primarily on the performance of Virginia Fibre Corporation.

       The annual compensation for Michael J. Gasser, Chairman of the Board and Chief Executive Officer of the Registrant, is reviewed annually by the Compensation Committee of the Board of Directors. Mr. Gasser's salary is based upon various measurements which are tied to the performance of Greif Bros. Corporation.

       The Compensation Committee, made up primarily of outside directors, reviews the total compensation paid to Mr. Gasser and other executive officers.

             Members of the Compensation Committee are:


                           Naomi C. Dempsey
                           Robert C. Macauley
                           J Maurice Struchen

       The following graph compares the Registrant's stock performance to that of the Standard and Poor's 500 Index and its industry group (Peer Index). This graph, in the opinion of management, would not be free from the claim that it fails to fully and accurately represent the true value of the Corporation.

                  STOCK PERFORMANCE CHART
                                      S&P 500
YEAR                      GBC STOCK   INDEX       PEER INDEX
1990                      100         100         100
1991                      125         129         172
1992                      129         138         175
1993                      142         154         149
1994                      159         155         184
1995                      184         191         192


The Peer Index is comprised of the paper containers index and paper and forest products index as shown in the Standard & Poor's Statistical Services Guide.

           Certain Relationships and Related Transactions

       The law firm of Hull & Hull received $525,950 in fees for legal services to the Corporation plus reimbursement of out-of-pocket expenses of $42,120. Mr. Allan Hull, attorney-at-law, is Vice President, General Counsel, member of the Executive Committee and a Director of Greif Bros. Corporation and a partner in the firm of Hull & Hull.

       A subsidiary of the Corporation annually contributes money to a world-wide relief organization. The founder and chairman of this non-profit organization is also the founder and chairman of the subsidiary company and is a director of the Corporation. During 1995 the subsidiary company contributed approximately $4,250,000 to this organization.

       There are loans that have been made by the Corporation to certain
employees, including certain officers and directors of the Corporation.   The
following is a summary of these loans for the year ended October 31, 1995:

                  Balance at                                          Balance at
                     Beginning                    Amount               End of
Name of Debtor        Period       Proceeds      Collected             Period
Lloyd D. Baker     $    75,677    $     -0-     $    7,939         $    67,738
Michael M. Bixby       221,000          -0-          6,000             215,000
Dwight L. Dexter       151,147          -0-          7,143             144,004
Michael J. Gasser      237,630          -0-         19,122             218,508
C. J. Guilbeau         187,491          -0-          5,836             181,655
Thomas A. Haire         84,862          -0-          4,346              80,516
James A. Hale           90,029          -0-          4,071              85,958
Philip R. Metzger       94,981          -0-          5,883              89,098
Lawrence A. Ratcliffe   69,695          -0-          4,651              65,044
Harley G. Sasse         35,000      137,589            208             172,381
William B. Sparks, Jr. 111,929          -0-         10,000             101,929
Robert G. Straley          -0-      330,584            993             329,591
Jeffrey C. Wood        116,892          -0-          4,744             112,148

                    $1,476,333     $468,173       $ 80,936          $1,863,570

       Lloyd D. Baker is a Vice President of Greif Bros. Corporation. The loan is secured by a house and lot in Ohio and 2,000 shares of the Company's Class B Common Stock. Interest is payable at 3% per annum.

       Michael M. Bixby is a Vice President of Greif Bros. Corporation. The loan is secured by a house and lot in Minnesota and interest is payable at 3% per annum.

       Dwight L. Dexter is a Vice President of Greif Bros. Corporation. The loan is secured by a house and lot in Ohio and interest is payable at 3% per annum.

       Michael J. Gasser is Chairman and Chief Executive Officer of Greif
Bros. Corporation. The loan is secured by 5,599 shares of the Company's Class B Common Stock and a first mortgage on a house and lot in Ohio. Interest is payable at 3% per annum.

       C. J. Guilbeau is a Vice President of Greif Bros. Corporation.   The
loan is secured by a house and lot in Illinois and interest is payable at 3% per annum.

       Thomas A. Haire is a Vice President of Greif Bros. Corporation. The two loans are secured by a house and lot in New York. Interest is payable at 3% and 7% per annum.

       James A. Hale is a Vice President of Greif Bros. Corporation. The loan is secured by a house and lot in Alabama and interest is payable at 3% per annum.

       Philip R. Metzger is Treasurer of Greif Bros. Corporation. The loan is secured by a house and lot in Ohio and interest is payable at 3% per annum.

       Lawrence A. Ratcliffe is a Vice President of Greif Bros. Corporation.
The loan is secured by a house and lot in Ohio and interest is payable at 3% per annum.

       Harley G. Sasse is a Vice President of Greif Bros. Corporation. The two loans are secured by a house and lot in Minnesota and the assignment of his company-sponsored life insurance. Interest is payable at 3% and 10% per annum.

       William B. Sparks, Jr. is President and Chief Operating Officer of Greif Bros. Corporation. The loan is secured by 3,124 shares of the Company's Class B Common Stock and 500 shares of the Company's Class A Common Stock. Interest is payable at 3% per annum.

       Robert G. Straley is a Vice President of Greif Bros. Corporation. The loan is secured by a house and lot in Illinois. Interest is payable at 5% per annum.

       Jeffrey C. Wood is a Vice President of Greif Bros. Corporation. The loan is secured by a house and lot in Ohio and interest is payable at 3% per annum.

                 Delaware Law Provides no Appraisal
                 Rights for Dissenting Shareholders

       Shareholders dissenting from the adoption of the proposed amendment have no appraisal rights under the statutes of Delaware.

                  Proxies Solicited by Management;
            Proxies Revocable; Cost of Solicitation to be
                        Borne by Corporation

       The proxy enclosed with this statement is solicited by and on behalf of the management of Greif Bros. Corporation. A person giving the proxy has the power to revoke it.

       The expense for soliciting proxies for this meeting of the stockholders is to be paid by the treasurer out of the funds of the Corporation. Solicitations of proxies also may be made by personal calls upon or telephone or telegraphic communications with shareholders, or their representatives, by not more than five officers or regular employees of the Corporation who will receive no compensation therefore other than their regular salaries.

       No Other Matters to be Submitted at the Annual Meeting

       The management knows of no matters to be presented at the aforesaid Annual Meeting other than the above proposals.





                                                 John P. Conroy
                                                 Secretary

January 26, 1996

                                                 Proxy No.
                           CLASS B PROXY
                   PROXY SOLICITED BY MANAGEMENT
 FOR THE ANNUAL MEETING OF STOCKHOLDERS OF GREIF BROS. CORPORATION
                   CALLED FOR FEBRUARY 27, 1996
          This Proxy is Solicited on Behalf of Management

       The undersigned, being the record holder of Class B Common Stock and having received the Notice of Meeting and Proxy Statement dated January 26, 1996, appoints Michael J. Gasser, Charles R. Chandler, Naomi C. Dempsey, Allan Hull, Robert C. Macauley, William B. Sparks, Jr. and J Maurice Struchen and each or any of them as proxies, with full power of substitution, to represent the undersigned to vote all shares of Class B Common Stock of Greif Bros. Corporation, which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of the Corporation to be held at 1209 Orange Street, Wilmington, Delaware, at 10:00 o'clock A.M., E.S.T., on February 27, 1996, and at any adjournment thereof; as follows:

Proposal No. 1: Adoption of the Proposed Amendment to the Greif Bros. Corporation By-Laws, increasing the number of directors from seven to a maximum of eleven.

                        FOR               AGAINST

            (The Management urges you to vote FOR the amendment.)

Proposal No. 2:  Election of the Board of Directors, as follows:

                 Michael J. Gasser                      FOR
                 Charles R. Chandler                    FOR
                 Naomi C. Dempsey                       FOR
                 Allan Hull                             FOR
                 Robert C. Macauley                     FOR
                 William B. Sparks, Jr.                 FOR
                 J Maurice Struchen                     FOR
                 ___________________                    FOR
                 ___________________                    FOR
                 ___________________                    FOR
                 ___________________                    FOR

            (The Management urges you to vote FOR the nominees listed above.)

       Record Holder              Number of Class B Shares Held




Dated                                     , 1996





       Please date and sign proxy exactly as your name appears above, joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.